                                  EXHIBIT 12.1
                           FIXED CHARGE COVERAGE RATIO
                          (IN THOUSANDS EXCEPT RATIOS)

The ratio of earnings to fixed charges has been calculated by dividing earnings before income taxes and fixed charges by fixed charges. Fixed charges include interest expense, amortization of deferred financing costs and one-third of operating lease payments, which is deemed to be representative of the interest factor.

                                                                                HISTORICAL
                                          -----------------------------------------------------------------------------
                                                                                                        THREE MONTHS
                                                      FISCAL YEAR ENDED DECEMBER 31,                   ENDED MARCH 31,
                                          -----------------------------------------------------       -----------------
                                          1993        1994        1995        1996        1997        1997        1998
                                          -----       -----       -----       -----       -----       -----       -----
FIXED CHARGES:
   Rental Expense                           290         311         316         333         253          56         125
                                          -----       -----       -----       -----       -----       -----       -----
   Interest Component (1/3)                  97         104         105         111          84          19          42
   Interest                                 405         457         427         254       3,007          59       1,534
   Amortization of Debt Issue Costs          --          --          --          --         174          --          --
                                          -----       -----       -----       -----       -----       -----       -----
   Total                                    502         561         532         365       3,265          78       1,659
                                          =====       =====       =====       =====       =====       =====       =====
EARNINGS:
   Pre-Tax Income/(Loss)                  1,576       1.447       1,971         198       2,139         462       1,883
   Fixed Charges                            502         561         532         365       3,265          78       1,659
                                          -----       -----       -----       -----       -----       -----       -----
   Total                                  2,078       2,008       2,503         563       5,404         540       3,542
                                          =====       =====       =====       =====       =====       =====       =====
   RATIO                                    4.1         3.6         4.7         1.5         1.7         6.9         2.1
                                          =====       =====       =====       =====       =====       =====       =====

                                                                    PROFORMA
                                           ------------------------------------------------------------
                                              YEAR ENDED        THREE MONTHS ENDED  TWELVE MONTHS ENDED
                                           DECEMBER 31, 1997     MARCH 31, 1998     MARCH 31, 1998
                                           -----------------     --------------     -----------------
FIXED CHARGES:
   Rental Expense                                   511                 118                 509
                                                 ------              ------              ------
   Interest Component (1/3)                         170                  39                 170
   Interest                                       8,683               2,176               8,687
   Amortization of Debt Issue Costs                 455                 114                 455
                                                 ------              ------              ------
   Total                                          9,308               2,329               9,312
                                                 ======              ======              ======
EARNINGS:
   Pre-Tax Income/(Loss)                          1,496               1,276               2,589
   Fixed Charges                                  9,308               2,329               9,312
                                                 ------              ------              ------
   Total                                         10,804               3,605              11,901
                                                 ======              ======              ======
RATIO                                               1.2                 1.5                 1.3
                                                 ======              ======              ======